Exhibit 1A-2A

Df Growth reit ii llc

CERTIFICATE OF FORMATION

Pursuant to the Delaware Limited Liability Company Act (6 Del.C.Sec. 18-101, et seq.), the undersigned, being authorized to executed and file this Certificate of Formation, hereby certifies that:

1. Name. The name of the limited liability company is:

DF Growth REIT II LLC

2. Registered Agent. name and registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is:

Delaware Registered Agents & Incorporators, LLC

3. Registered Office. The address of the registered office of the limited liability company is:

19 Kris Court, Newark, DE 19702

4. Purpose. The limited liability company may engage in any lawful business.

5. Term. The limited liability company shall have perpetual existence.

IN WITNESS WHEREOF, the undersigned, being over the age of 18 years, has executed this Certificate of Formation on August 6, 2020.

/s/ Alan Lewis
Alan Lewis, Authorized Person

4836-8786-1703, v. 1

State of Delaware Secretary of State Division of Corporations Delivered 04:09 PM 08/06/2020 FILED 04:09 PM 08/06/2020 SR 20206620422 - File Number 3394040